UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2003

Medis Technologies Ltd.

(Exact name of Registrant as specified in its charter)

Delaware (State of incorporation)	0-30391 (Commission File No.)	13-3669062 (IRS Employer Identification No.)

805 Third Avenue

New York, New York 10022

(Address of principal executive offices)

Registrant’s telephone number: (212) 935-8484

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On July 14, 2003, Ernst & Young, LLP (“E&Y”), the auditors of Medis Technologies Ltd. (the “Registrant”), proposed to the Registrant that E&Y change the office in which it issues its annual audit opinion from its New York office to its Tel Aviv, Israel office (the “Proposal”), to lower audit fees and expenses. E&Y’s Tel Aviv office is operated under the name Kost, Forer, Gabbay & Kassierer (“E&Y Israel”). Pursuant to the Proposal, E&Y Israel would issue an audit opinion with respect to the Registrant’s audited financial statements for the year then ending December 31, 2003 (the “2003 Financial Statements”) and thereafter. Prior to the change in the audit opinion issuing office, E&Y Israel performed the auditing procedures on the Registrant’s operations, which are located in Israel, but the audit opinion had been issued out of E&Y’s New York office. Both E&Y’s New York office and E&Y Israel are members of Ernst & Young Global.

On August 6, 2003, the audit committee of the Registrant accepted and approved the Proposal, commencing immediately.

The report of E&Y on the financial statements for the fiscal year ended December 31, 2002 (the only fiscal year E&Y provided a report) contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal year ended December 31, 2002 and the period from January 1, 2003 through August 6, 2003 (the “Interim Period”), there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y, would have caused it to make reference to the subject matter of such disagreements in connection with its reports.

The Registrant requested that E&Y furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of that letter is filed as an exhibit to this Form 8-K.

The Registrant had not consulted with E&Y Israel regarding any of the matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K during the fiscal year ended December 31, 2002 or the Interim Period. The Registrant consulted with E&Y Israel in the normal course with respect to E&Y Israel’s role in performing auditing procedures in connection with the Registrant’s audit.

Item 8.01 Other Events.

Cooperation Agreement

On July 5, 2005, the Registrant announced that it entered into a Cooperation Agreement (the “Agreement”) with a United Kingdom mobile telephone operator.

A copy of the press release announcing the Agreement is being filed as Exhibit 99.1 to this report.

Explosive Detection System

The Registrant has completed testing a prototype of a proprietary system for the detection of TNT and RDX types of explosives. The Registrant intends to submit the results of these tests to appropriate agencies of  the United States government with a view to seeking financing for full-scale development of the system.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired - None
(b)	Pro Forma Financial Information - None
(c)	Exhibits:

Exhibit No.	Description

16.1	Letter from Ernst & Young LLP dated July 8, 2005 addressed to the Securities and Exchange Commission.
99.1	Press release dated July 5, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 8, 2005

MEDIS TECHNOLOGIES LTD.

By:	/s/ HOWARD WEINGROW
Name: Howard Weingrow
Title: President